Exhibit 10.1

THIRD MODIFICATION AGREEMENT

This THIRD MODIFICATION AGREEMENT (the “Modification Agreement”) is made effective as of November 11, 2009, by and among FRANKLIN COVEY CO., a Utah corporation (“Borrower”), whose address is 2200 West Parkway Blvd., Salt Lake City, Utah 84119, each undersigned Guarantor, and JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”), whose address is 201 South Main Street, Suite 300, Salt Lake City, Utah 84111.

RECITALS:

A. Lender has previously extended to Borrower a revolving line of credit loan (the “Loan”) in the maximum principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), as reduced from time to time, pursuant to a Revolving Line of Credit Agreement dated as of March 14, 2007 (as amended and modified from time to time, the “Loan Agreement”), and evidenced by a Secured Promissory Note dated March 14, 2007 (as amended and modified from time to time, the “Note”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement and Note.

B. Repayment of the Loan is guaranteed pursuant to the terms of a Repayment Guaranty dated as of March 14, 2007 (as amended and modified from time to time, the “Guaranty”), executed by FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation, FRANKLIN COVEY TRAVEL, INC., a Utah corporation, and FRANKLIN COVEY CLIENT SALES, INC., a Utah corporation (individually and collectively, as the context requires, and jointly and severally, “Guarantor”), in favor of Lender.

C. The Loan Agreement, Note, Guaranty, and all other agreements, documents, and instruments governing, evidencing, securing, guaranteeing or otherwise relating to the Loan, as modified in this Modification Agreement, are sometimes referred to individually and collectively as the “Loan Documents.”

D. Subject to the terms and conditions contained herein, Borrower and Lender now desire to modify the Loan Documents to: (i) increase the interest rate applicable under the Loan Documents from the LIBO Rate in effect from time to time plus 2.00% per annum to the LIBO Rate in effect from time to time plus 3.50% per annum; (ii) modify the funded debt to EBITDAR ratio and the fixed charge coverage ratio as set forth herein; (iii) modify certain provisions regarding the expiration date of Letters of Credit issued under the Loan Agreement; (iv) require the delivery of monthly financial statements as set forth herein; and (v) make such other modifications as are set forth herein.

AGREEMENT:

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender agree as follows:

1. ACCURACY OF RECITALS.  Each of Borrower and each Guarantor acknowledges the accuracy of the Recitals which are incorporated herein by reference.

2. MODIFICATION OF LOAN DOCUMENTS.  The Loan Documents are modified as follows:

(a) Interest Rate Increase.  The definition of “Interest Rate” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Rate” means a variable rate equal to the LIBO Rate in effect from time to time plus Three and One-Half Percent (3.50%) per annum.

(b) Financial Covenants.

(1)           Funded Debt to EBITDAR Ratio.  Section 6.8(a) of the Loan Agreement is hereby amended to provide that the funded debt to EBITDAR ratio described therein shall not be greater than (A) 4.00 to 1.00 as of the end of the fiscal quarter of Borrower ending on November 30, 2009, and (B) 3.75 to 1.00 as of the end of the fiscal quarter of Borrower ending on February 28, 2010.

(2)           Fixed Charge Coverage Ratio.  Section 6.8(b) of the Loan Agreement is hereby amended to provide that the fixed charge coverage ratio described therein shall not be less than (A) 1.25 to 1.00 as of the end of the fiscal quarter of Borrower ending on November 30, 2009 and (B) 1.50 to 1.00 as of the end of the fiscal quarter of Borrower ending on February 28, 2010.

(c) Letters of Credit.  The second sentence of Section 3.1(a) of the Loan Agreement is hereby amended and restated as follows:

Unless otherwise approved by Lender, Letters of Credit (i) will expire on the earlier of the date stated therein or thirty (30) days prior to the Maturity Date; and (ii) will not exceed, in the aggregate stated amount outstanding at any time, the lesser of (A) Letter of Credit Limit or (B) the difference between the Loan Amount and the then outstanding principal balance of the Loan.

(d) Monthly Financial Statements.  Section 6.7 of the Loan Agreement is hereby amended by adding the following as a new subsection (e):

(e)           Monthly Financial Statements.  Within thirty (30) days of the end of each calendar month, the complete consolidated financial statements of the Consolidated Entities which shall consist of a balance sheet, statements of income, cash flow and retained earnings, and a schedule of contingent liabilities as of the end of each such monthly period, such financial statements to be certified as true and correct by the president or chief financial officer of Borrower.

(e) Conforming Modifications.  Each of the Loan Documents is modified to be consistent herewith and to provide that it shall be a default or an Event of Default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof.  In order to further effect certain of the foregoing modifications, Borrower and Guarantor agree to execute and deliver such other documents or instruments as Lender reasonably determines are necessary or desirable.

(f) References.  Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein or as modified on or about the date hereof.

3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.  The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein.  Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4. FEES AND EXPENSES.

(a) Fees and Expenses.  In consideration of Lender’s agreement to amend the Loan Documents as set forth herein, and in addition to any other fees or amounts payable by Borrower hereunder, Borrower has agreed to pay to Lender (i) all legal fees and expenses incurred by Lender in connection herewith; and (ii) all other costs and expenses incurred by Lender in connection with executing this Modification Agreement and otherwise modifying the Loan Documents.  Borrower acknowledges and agrees that such fees are fully earned and nonrefundable as of the date this Modification Agreement is executed and delivered by the parties hereto.

(b) Method of Payment.  Such fees shall be paid by Borrower to Lender on the date hereof or at such later date as such fees, costs and expenses are incurred by Lender.  Borrower and Lender agree and acknowledge that the foregoing shall not relieve Borrower of its obligation to make future monthly payments of interest and other amounts as required under the terms of the Loan.

5. BORROWER REPRESENTATIONS AND WARRANTIES.  Each of Borrower and Guarantor represents and warrants to Lender:  (a) No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing; (b) There has been no material adverse change in the financial condition of Borrower or Guarantor or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender; (c) Each and all representations and warranties of Borrower and Guarantor in the Loan Documents are accurate on the date hereof; (d) Neither Borrower nor Guarantor has any claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein; (e) The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their terms; (f) Each of Borrower and each Guarantor is validly existing under the laws of the State of its formation or organization, has not changed its legal name as set forth above, and has the requisite power and authority to execute and deliver this Modification Agreement and to perform the Loan Documents as modified herein; (g) The execution and delivery of this Modification Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower and Guarantor; and (h) This Modification Agreement has been duly executed and delivered on behalf of Borrower and Guarantor.

6. BORROWER AND GUARANTOR COVENANTS.  Each of Borrower and Guarantor covenants with Lender:

(a) Each of Borrower and Guarantor shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Modification Agreement.

(b) Each of Borrower and Guarantor fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that either Borrower or Guarantor has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan Documents and (ii) arising from events occurring prior to the date of this Modification Agreement.

(c) Contemporaneously with the execution and delivery of this Modification Agreement, Borrower has paid to Lender all of the internal and external costs and expenses incurred by Lender in connection with this Modification Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

(d) On or prior to the execution and delivery of this Modification Agreement, each of Borrower and Guarantor shall have executed and delivered, or caused to be executed and delivered, to Lender, each in form and substance satisfactory to Lender, such other documents, instruments, resolutions, subordinations, and other agreements as Lender may require in its sole discretion.

7. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER.  Lender shall not be bound by this Modification Agreement until (a) Lender has executed and delivered this Modification Agreement to Borrower and Guarantor, (b) each of Borrower and Guarantor has performed all of the obligations of Borrower and Guarantor under this Modification Agreement to be performed contemporaneously with the execution and delivery of this Modification Agreement, if any, and (c) Borrower has paid all fees and costs required under Section 4 hereof.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.  The Loan Documents as modified herein contain the complete understanding and agreement of Borrower, Guarantor and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.  No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

9. BINDING EFFECT.  The Loan Documents, as modified herein, shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Lender and their successors and assigns; provided, however, neither Borrower nor Guarantor may assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.

10. CHOICE OF LAW. THIS MODIFICATION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.  EACH OF THE PARTIES WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

11. COUNTERPART EXECUTION.  This Modification Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.  Signature pages may be detached from the counterparts and attached to a single copy of this Modification Agreement to physically form one document. Receipt by the Lender of an executed copy of this Modification Agreement by facsimile shall constitute conclusive evidence of execution and delivery of the Modification by the signatory thereto.

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DATED as of the date first above stated.

FRANKLIN COVEY CO. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Chief Financial Officer
“Borrower”
FRANKLIN DEVELOPMENT CORPORATION a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
FRANKLIN COVEY TRAVEL, INC. a Utah corporation
By:	/s/ Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
FRANKLIN COVEY CLIENT SALES, INC. a Utah corporation
By:	/s Stephen D. Young
Name:	Stephen D. Young
Title:	Vice President
“Guarantor”

JPMORGAN CHASE BANK, N.A. a national banking association
By:	/s/ Tony C. Nielsen
Name:	Tony C. Nielsen
Title:	Senior Vice President
“Lender”